Exhibit 10.2

Genomic Health, Inc.

2001 Stock Incentive Plan

Adopted by the Board on January 3, 2001

Approved by Stockholders on January 3, 2001

-i-

-ii-

		Page
SECTION 11.	SECURITIES LAW REQUIREMENTS	15
11.1	General	15
11.2	Voting and Dividend Rights	15
11.3	Financial Reports	15

SECTION 12.	NO EMPLOYMENT RIGHTS	15

SECTION 13.	DURATION AND AMENDMENTS	15
13.1	Term of the Plan	15
13.2	Right to Amend or Terminate the Plan	16
13.3	Effect of Amendment or Termination	16

SECTION 14.	EXECUTION	16

-iii-

No Early Exercise

Genomic Health, Inc.

2001 Stock Incentive Plan

SECTION 1. PURPOSE.

     The Plan was adopted by the Board of Directors effective January 2, 2001. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives; (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications; and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for awards in the form of Restricted Shares and Options (which may constitute incentive stock options or nonstatutory stock options).

     The grant of Awards and Options under the Plan is intended to be exempt from the securities qualification requirements of the California Corporations Code by satisfying the exemption under section 25102(o) of the California Corporations Code. However, Awards and Options may be awarded in reliance upon other state securities law exemptions. To the extent that such other exemptions are relied upon, the terms of this Plan which are included only to comply with section 25102(o) shall be disregarded to the extent provided in the Stock Option Agreement or Restricted Share Agreement.

SECTION 2. DEFINITIONS.

2.1	“Award” shall mean any award of the right to purchase Restricted Shares under the Plan.

2.2	“Board” shall mean the Board of Directors of the Company, as constituted from time to time. If a Committee has been appointed to administer the Plan, any reference to the Board in the Plan shall be construed as a reference to the Committee to whom the Board has assigned a particular function.

2.3	“Change in Control” shall mean the occurrence of any of the following events:

(a)	The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization fifty percent (50%) or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity;

(b)	The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets or the stockholders of the Company approve a plan of complete liquidation of the Company; or

No Early Exercise

(c)	Any “person” (as defined below) who, by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company.

For purposes of Section 2.3(c), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Notwithstanding the foregoing, the term “Change in Control” shall not include a transaction the sole purpose of which is (a) to change the state of the Company’s incorporation, (b) to form a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; or (c) to make an initial public offering of the Company’s Stock.

2.4	“Code” shall mean the Internal Revenue Code of 1986, as amended.

2.5	“Committee” shall mean the committee designated by the Board, which is authorized to administer the Plan, as described in Section 3 hereof.

2.6	“Company” shall mean Genomic Health, Inc., a Delaware corporation.

2.7	“Consultant” shall mean a consultant or advisor who is not an Employee and who provides bona fide services to the Company, its Parent or Subsidiary as an independent contractor or a member of the board of directors of a Parent or a Subsidiary. Service as a Consultant shall be considered Service for all purposes of the Plan.

2.8	“Disability” shall mean a condition that renders an individual unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment.

2.9	“Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary and who is an “employee” within the meaning of section 3401(c) of the Code and regulations issued thereunder.

2.10	“Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

No Early Exercise

2.11	“Exercise Price” shall mean the amount for which one Share may be purchased upon the exercise of an Option, as specified in a Stock Option Agreement.

2.12	“Fair Market Value” means, with respect to a Share, the market price of one Share of Stock, determined by the Board as follows:

(a)	If the Stock was traded over-the-counter on the date in question but was not traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the “Pink Sheets” published by the National Quotation Bureau, Inc.;

(b)	If the Stock was traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last reported sale price quoted for such date by The Nasdaq Stock Market;

(c)	If the Stock was traded on a United States stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report; and

(d)	If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Board in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Board shall be conclusive and binding on all persons.

2.13	“ISO” shall mean an incentive stock option described in section 422(b) of the Code.

2.14	“NSO” shall mean an stock option that is not an ISO.

2.15	“Offeree” shall mean an Employee, Consultant or Outside Director to whom the Board has granted an Award of Restricted Shares under the Plan.

2.16	“Option” shall mean an ISO or NSO granted under the Plan and entitling the holder to purchase Shares.

2.17	“Optionee” shall mean an individual or estate that holds an Option.

2.18	“Outside Director” shall mean a member of the Board of the Company, a Parent or a Subsidiary who is not a common-law employee of the Company, Parent or a Subsidiary. Service as an Outside Director shall be considered Service for all purposes of the Plan.

2.19	“Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A

No Early Exercise

corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

2.20	“Plan” shall mean the Genomic Health, Inc. 2001 Stock Incentive Plan.

2.21	“Purchase Price” shall mean the consideration for which a Restricted Share may be acquired under the Plan.

2.22	“Purchaser” shall mean an eligible individual who has acquired Stock under the Plan through an Award of Restricted Shares or through the exercise of an Option.

2.23	“Restricted Share” shall mean a Share awarded under the Plan which is either nontransferable, subject to a substantial risk of forfeiture, or both.

2.24	“Restricted Share Agreement” shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

2.25	“Securities Act” shall mean the Securities Act of 1933, as amended.

2.26	“Service” shall mean service as an Employee, a Consultant or an Outside Director.

2.27	“Share” shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

2.28	“Stock” shall mean the common stock of the Company.

2.29	“Stock Option Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to the Optionee’s Option.

2.30	“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

2.31	“Ten-Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of section 424(d) of the Code shall apply solely for purposes of Sections 7.3(a) and 7.4 hereof. An individual shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries. Stock with respect to which such individual holds an Option shall not be counted. Outstanding

No Early Exercise

stock shall include all stock actually issued and outstanding immediately after the grant but shall not include Shares authorized for issuance under outstanding Options held by any individual.

SECTION 3. ADMINISTRATION.

3.1	General Rule. The Plan shall be administered by the Board. However, the Board may delegate any or all administrative functions under the Plan otherwise exercisable by the Board to a Committee. The Board shall designate one of the members of the Committee as chairman. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority of the Board previously delegated to the Committee. If a Committee has been appointed, any reference to the Board in the Plan shall be construed as a reference to the Committee to whom the Board has assigned a particular function.

3.2	Committee Composition. The Committee shall consist of one or more members of the Board who have been appointed by the Board. If the Company’s Stock becomes publicly traded, the composition of the Committee shall satisfy (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of the previous sentence, who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under section 16 of the Exchange Act, may grant Awards or Options under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence.

3.3	Committee Procedures. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

3.4	Board Responsibilities. Subject to the provisions of the Plan, the Board shall have the discretionary authority to take the following actions:

(a)	To interpret the Plan and to apply its provisions;

(b)	To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(c)	To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

No Early Exercise

(d)	To determine when Restricted Shares are to be awarded or offered for sale and when Options are to be granted under the Plan;

(e)	To select Offerees and Optionees;

(f)	To determine the number of Restricted Shares to be offered to each Offeree or to be made subject to each Option;

(g)	To prescribe the terms and conditions of each Award of Shares, including (without limitation) the Purchase Price and the vesting of the Award (including accelerating the vesting of awards), and to specify the provisions of the Restricted Share Agreement relating to such Award;

(h)	To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, the vesting or duration of the Option (including accelerating the vesting of the Option), to determine whether such Option is to be classified as an ISO or as an NSO, and to specify the provisions of the Stock Option Agreement relating to such Option;

(i)	To amend any outstanding Restricted Share Agreement or Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Purchaser or Optionee who entered into such agreement;

(j)	To prescribe the consideration for the grant of Award under the Plan and to determine the sufficiency of such consideration;

(k)	To determine the disposition of each Option or Award under the Plan in the event of an Optionee’s or Offeree’s divorce or dissolution of marriage;

(l)	To determine whether Options or Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(m)	To determine all questions relating to Service of an Employee, Consultant or Outside Director, including, but not limited to, the date on which such Service has commenced and ended and the length of such Service for purposes of vesting under the Plan;

(n)	To process claims;

(o)	To correct any defect, supply any omission or reconcile any inconsistency in the Plan, any Stock Option Agreement or any Restricted Share Agreement; and

(p)	To take any other actions deemed necessary or advisable for the administration of the Plan.

All decisions, interpretations and other actions of the Board shall be final and binding on all persons. No member of the Board shall be liable for any action that he or she has

No Early Exercise

taken or has failed to take in good faith with respect to the Plan, any Option, or any Award of Restricted Shares under the Plan.

SECTION 4. ELIGIBILITY.

4.1	General Rule. Only Employees shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares or NSOs.

SECTION 5. STOCK SUBJECT TO PLAN.

5.1	Share Limit. Shares offered under the Plan shall be authorized but unissued Shares. Subject to Section 5.2, the aggregate number of Shares which may be issued or transferred under the Plan shall not exceed 3,500,000 Shares, subject to adjustment pursuant to Section 8. The number of Shares which are subject to Awards and Options shall not exceed the number of Shares which then remain available for issuance under the Plan, and the Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Notwithstanding the foregoing, at no time shall the total number of Shares that may be issued upon the exercise of all outstanding Options and the total number of Shares provided under any stock bonus or similar plan of the Company exceed thirty percent (30%) of all outstanding shares of the Company, unless a higher percentage is approved by an affirmative vote of at least two-thirds (2/3) of the Company’s Shares entitled to vote.

5.2	Additional Shares. In the event that any outstanding Option or Award expires or is canceled for any reason, the Shares allocable to the unexercised portion of such Option or Award shall again be available for the purposes of the Plan. If a Share acquired under the Plan is forfeited or repurchased, then such Share shall again become available for award under the Plan, except that the aggregate number of Shares that may be issued upon the exercise of ISOs shall in no event exceed 3,500,000, as adjusted pursuant to Section 8.

SECTION 6. RESTRICTED SHARES.

6.1	Restricted Share Agreement. Each Award of Restricted Shares shall be evidenced by a Restricted Share Agreement between the recipient and the Company. Such Award shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Board, as set forth in the Restricted Share Agreement, that are not inconsistent with the Plan. The provisions of the various Restricted Share Agreements entered into under the Plan need not be identical.

6.2	Duration of Offers. Any right to acquire Restricted Shares shall automatically expire if not exercised by the Offeree within thirty (30) days after the Board communicated the grant of such right to the Offeree.

6.3	Payment for Awards. The Purchase Price for Restricted Shares may be paid with cash, cash equivalents or a full-recourse promissory note. Restricted Shares also may be awarded in consideration of past services to the Company, a Parent or Subsidiary.

No Early Exercise

However, if the Restricted Shares to be awarded are newly issued, payment in the form of a promissory note shall only be permitted if the Offeree pays the par value of the Restricted Shares in cash or cash equivalents. In the case of a promissory note, the Restricted Shares shall be pledged as security for the payment of the principal amount of the promissory note and interest thereon.

6.4	Purchase Price. The Purchase Price per Share to be offered under the Plan shall not be less than eighty-five percent (85%) of the Fair Market Value of a Share on the date of grant. The Purchase Price per Share to be offered under the Plan to a Ten-Percent Stockholder shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. Subject to the foregoing in this Section 6.4, the amount of the Purchase Price shall be determined by the Board in its discretion.

6.5	Vesting and Right to Repurchase. Each Award of Restricted Shares may or may not be subject to vesting or to a right of repurchase by the Company. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Agreement. The Company’s right of repurchase shall comply with the requirements of Section 9. A Restricted Share Agreement may provide for accelerated vesting in the event of the Offeree’s death, Disability or retirement or other events. The Board may determine, at the time of the Award of Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

SECTION 7. STOCK OPTIONS.

7.1	Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Board, as set forth in the Stock Option Agreement, which are not inconsistent with the Plan. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price.

7.2	Number of Shares; Kind of Option. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO. Of all Options held by an Optionee that become exercisable in the same calendar year, only Options covering Stock with an aggregate Fair Market Value of $100,000 or less will qualify as ISOs and any Options in excess of $100,000 shall be treated as NSOs. For purposes of the requirement in the previous sentence, ISOs shall be taken into account in the order in which they were granted, and the Fair Market Value of the Stock shall be determined on the date that the Option was granted.

No Early Exercise

7.3	Exercise Price. Each Stock Option Agreement shall set forth the Exercise Price. Subject to the following requirements, the Exercise Price under any Option shall be determined by the Board in its sole discretion:

(a)	Minimum Exercise Price for ISOs. The Exercise Price per Share of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. The Exercise Price per Share of an ISO granted to a Ten-Percent Stockholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant.

(b)	Minimum Exercise Price for NSOs. The Exercise Price per Share of an NSO shall not be less than eighty-five percent (85%) of the Fair Market Value of a Share on the date of grant. The Exercise Price per Share of an NSO granted to a Ten-Percent Stockholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant.

7.4	Term. Each Stock Option Agreement shall specify the term of the Option. The term of an Option shall in no event exceed ten (10) years from the date of grant. The term of an ISO granted to a Ten-Percent Stockholder shall not exceed five (5) years from the date of grant. Subject to the foregoing, the Board in its sole discretion shall determine when an Option shall expire.

7.5	Exercisability. Each Stock Option Agreement also shall specify the date when all or any installment of the Option is to become exercisable. Subject to the following restrictions, the Board in its sole discretion shall determine when all or any installment of an Option is to become exercisable and may, in its discretion, provide for accelerated exercisability in the event of a Change in Control, the Optionee’s death, Disability or retirement or other events:

(a)	Options Granted to Employees. An Option granted to an Employee who is not an officer of the Company, a Parent or a Subsidiary shall be exercisable at the minimum rate of twenty percent (20%) per year for each of the first five (5) years starting from the date of grant, subject to reasonable conditions such as continued Service.

(b)	Options Granted to Outside Directors, Consultants or Officers. An Option granted to an Outside Director, a Consultant or an officer of the Company, a Parent or a Subsidiary shall be exercisable at any time or during any period established by the Board, subject to reasonable conditions such as continued Service.

(c)	Exercise Prior to Vesting. A Stock Option Agreement may permit the Optionee to exercise the Option as to Shares that have not vested, subject to the Company’s right to repurchase any Shares that have not vested when the Optionee’s Service terminates at the original Exercise Price, in accordance with Section 9.5.

7.6	Vesting. Each Stock Option Agreement shall specify the date when all or any Shares subject to the Option shall be vested. Subject to the following restrictions, the Board in

No Early Exercise

its sole discretion shall determine when all or any portion of the Shares subject to an Option shall be vested and may, in its discretion, provide for accelerated vesting in the event of a Change in Control, the Optionee’s death, Disability or retirement or other events and may provide for the cessation of vesting prior to the end of its term in the event of the termination of the Optionee’s Service:

(a)	Options Granted to Employees. An Option granted to an Employee who is not an officer of the Company, a Parent or a Subsidiary shall provide that the Shares subject to such Option shall become vested at the minimum rate of twenty percent (20%) per year for each of the first five (5) years starting from the date of grant, subject to reasonable conditions such as continued Service.

(b)	Options Granted to Outside Directors, Consultants or Officers. An Option granted to an Outside Director, a Consultant or an officer of the Company, a Parent or a Subsidiary shall provide that the Shares subject to such Option shall become vested at any time or during any period established by the Board, subject to reasonable conditions such as continued Service.

7.7	Effect of Change in Control. The Board may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable and/or shall vest in whole or in part with respect to the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company before the Optionee’s Service with the Company terminates, provided that (i) in the case of an ISO, the acceleration of exercisability and/or vesting shall not occur without the Optionee’s written consent; and (ii) if the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a “pooling of interests” for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the Company’s independent accountants and such other party’s independent accountants separately determine in good faith that such acceleration would preclude the use of “pooling of interests” accounting.

7.8	Payment for Option Shares. The entire Exercise Price shall be payable in cash, cash equivalents or one of the following forms:

(a)	Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part with Shares which have already been owned by the Optionee or the Optionee’s representative for at least six (6) months (or any other time period specified by Board) and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

(b)	Promissory Notes. To the extent that a Stock Option Agreement so provides, payment may be made in whole or in part with a full-recourse promissory note executed by the Optionee. The interest rate and other terms and conditions of such note shall be determined by the Board. The Board may require that the Optionee pledge his or her Shares to the Company for the purpose of securing the payment of

No Early Exercise

such note. In no event shall the stock certificate(s) representing such Shares be released to the Optionee until such note is paid in full.

(c)	Cashless Exercise. To the extent that a Stock Option Agreement so provides and a public market for the Shares exists, payment may be made in whole or in part by delivery (on a form prescribed by the Board) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(d)	Exercise/Pledge. To the extent that a Stock Option Agreement so provides and a public market for the Shares exists, payment may be made in whole or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(e)	Other Forms of Payment. To the extent provided in the Stock Option Agreement, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

7.9	Leaves of Absence. An Employee’s Service shall cease when such Employee ceases to be actively employed by, or ceases to be a consultant or adviser to, the Company (or any subsidiary) as determined in the sole discretion of the Board. For purposes of Options, Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s Service will be treated as terminating ninety (90) days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Board determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

7.10	Exercise of Options on Termination of Service. Each Option shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service with the Company and its Subsidiaries. Each Stock Option Agreement shall provide the Optionee with the right to exercise the Option following the Optionee’s termination of Service during the Option term for at least thirty (30) days if termination of Service is due to any reason other than cause, death or Disability, and for at least six (6) months after termination of Service if due to death or Disability. If the Optionee’s Service is terminated for cause, the Stock Option Agreement may provide that the Optionee’s right to exercise the Option terminates immediately on the effective date of the Optionee’s termination. Subject to the foregoing, such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

No Early Exercise

7.11	No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 8.

7.12	Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Board may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

7.13	Buyout Provisions. The Board may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 8. ADJUSTMENT OF SHARES.

8.1	Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Board shall make such adjustments as it, in its sole discretion, deems appropriate to one or more of the following: (i) the number of Options or Restricted Shares available for future awards under Section 5; (ii) the number of Shares covered by each outstanding Option; or (iii) the Exercise Price under each outstanding Option. Except as provided in this Section 8, an individual shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

8.2	Dissolution or Liquidation. To the extent not previously exercised or settled, Options shall terminate immediately prior to the dissolution or liquidation of the Company.

8.3	Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards and Options shall be subject to the agreement of merger or reorganization. Such agreement may provide for one or more of the following: (i) the continuation of the outstanding Awards and Options by the Company, if the Company is a surviving corporation; (ii) the assumption of the outstanding Awards and Options by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of its own awards or options for the outstanding Awards and Options; (iv) immediate exercisability or vesting and accelerated expiration of the outstanding Awards or Options; or (v) settlement of the full value of the

No Early Exercise

outstanding Awards or Options in cash or cash equivalents followed by cancellation of such Awards or Options.

8.4	Reservation of Rights. Except as provided in this Section 8, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9. TRANSFER RESTRICTIONS AND REPURCHASE RIGHTS.

9.1	Nontransferability of Rights. Any right to acquire Restricted Shares shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted.

9.2	Transfer of Restricted Shares to Trusts. To the extent approved by the Board in writing, a Purchaser may transfer or assign Restricted Shares to (a) the trustee of a trust that is revocable by such Purchaser alone, both at the time of the transfer or assignment and at all times thereafter prior to such Purchaser’s death, or (b) the trustee of any other trust established for the benefit of a family member of the Purchaser. A transfer or assignment of Restricted Shares from such trustee to any other person than the Purchaser shall be permitted only to the extent approved in advance by the Board in writing, and Restricted Shares held by such trustee shall be subject to all the conditions and restrictions set forth in the Plan and in the applicable Restricted Share Agreement, as if such trustee were a party to such Agreement.

9.3	Transferability of Options. During an Optionee’s lifetime, his or her Options shall be exercisable only by the Optionee and shall not be transferable other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, however, to the extent that a Stock Option Agreement so provides, an NSO may be transferred to a family member or a trust established for the benefit of a family member of the Purchaser to the extent permitted by section 260.140.41(d) of Title 10 of the California Code of Regulations and Rule 701 of the Securities Act.

9.4	Assignment. Options and Shares acquired under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law, except as approved by the Board.

9.5	Restrictions on Transfer of Shares. Any Shares acquired under the Plan through an Award or an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may

No Early Exercise

determine. Such restrictions shall be set forth in the applicable Stock Option Agreement or Restricted Share Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

9.6	Company’s Right To Repurchase Shares. The Company shall have the right to repurchase a Purchaser’s Shares that have been acquired through an Award or an Option upon termination of the Purchaser’s Service if provided in the applicable Restricted Share Agreement or Stock Option Agreement.

(a)	Repurchase Price. If the Company retains a right to repurchase the Shares at the greater of the Exercise Price or Fair Market Value of the Shares on the date that the Purchaser’s Service terminates, then such repurchase right shall terminate when the Company’s Stock becomes publicly traded. If the Company retains a right to repurchase Shares at the greater of the original Purchase Price or Exercise Price, then such repurchase right shall lapse at the minimum rate of twenty percent (20%) per year over the five (5) year period starting on the date that the Award or Option was granted. The foregoing restrictions on the Company’s right of repurchase shall not apply to Options and Restricted Shares granted to Outside Directors, Consultants or officers of the Company, a Parent or Subsidiary and such repurchase rights may be subject to additional or greater restrictions, as determined by the Board.

(b)	Exercise of Repurchase Price. The Company’s right of repurchase under this Section 9.6 may be exercised only within ninety (90) days of the date on which the Purchaser’s Service terminates or, if later, ninety (90) days from the date on which the Purchaser acquired the Shares to be repurchased by the Company.

(c)	Payment of Repurchase Price. The Company shall pay the repurchase price in cash, cash equivalents or for cancellation of indebtedness incurred by the Purchaser in purchasing the Shares.

SECTION 10. WITHHOLDING TAXES.

10.1	General. To the extent required by applicable federal, state, local or foreign law, an Offeree or Optionee or his or her successor shall make arrangements satisfactory to the Board for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

10.2	Share Withholding. The Board may permit an Offeree or Optionee to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired; provided, however, that in no event may an Offeree or Optionee surrender Shares in excess of the legally required withholding amount. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of

No Early Exercise

taxes by assigning Shares to the Company may be subject to restrictions, including any restrictions required by rules of any federal or state regulatory body or other authority.

10.3	Cashless Exercise/Pledge. The Board may provide that if Company Shares are publicly traded at the time of exercise, arrangements may be made to meet the Optionee’s or Offeree’s withholding obligation by cashless exercise or pledge.

10.4	Other Forms of Payment. The Board may permit such other means of tax withholding as it deems appropriate.

SECTION 11. SECURITIES LAW REQUIREMENTS.

11.1	General. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company’s securities may then be listed.

11.2	Voting and Dividend Rights. The holders of Shares acquired under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Share Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

11.3	Financial Reports. At least annually, the Company shall furnish its financial statements, including a balance sheet regarding the Company’s financial condition and results of operations, to Offerees, Optionees and Purchasers whose duties at the Company do not assure them access to equivalent information. Financial statements need not be audited.

SECTION 12. NO EMPLOYMENT RIGHTS.

     No provision of the Plan, or any right or Option granted under the Plan, shall be construed to give any person any right to become an Employee, to be treated as an Employee, or to remain in the Service of the Company. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason.

SECTION 13. DURATION AND AMENDMENTS.

13.1	Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to the approval of the Company’s stockholders. In the event that the stockholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any grants already made shall be null and void, and no additional grants shall be made after such date. The Plan shall terminate automatically on January 2, 2011 and may be terminated on any earlier date pursuant to Section 13.2 below.

No Early Exercise

13.2	Right to Amend or Terminate the Plan. The Board may amend the Plan at any time and from time to time, except for Sections 8.2 and 8.3 hereof which may not be amended. Rights and obligations under any right or Option granted before amendment of the Plan shall not be materially altered, or impaired adversely, by such amendment, except with consent of the person to whom the right or Option was granted. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules, including the rules of any applicable exchange.

13.3	Effect of Amendment or Termination . No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Shares previously issued or any Option previously granted under the Plan.

SECTION 14. EXECUTION.

     To record the adoption of the Plan by the Board on January 2, 2001, effective on such date, the Company has caused its authorized officer to execute the same.

GENOMIC HEALTH, INC.

By	/s/ Randal W. Scott

Randal W. Scott
President and Chief Executive Officer

[Form of Stock Option Agreement]

No Early Exercise

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

GENOMIC HEALTH, INC.
2001 STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT

Genomic Health, Inc. (the “Company”), hereby grants an Option to purchase shares of its common stock (“Shares”) to                . The terms and conditions of the Option are set forth in this cover sheet, in the attached Stock Option Agreement and in the Genomic Health, Inc. 2001 Stock Incentive Plan the “Plan”).

Date of Grant:

Name of Optionee:

Number of Option Shares:

Exercise Price per Share:	(If Optionee is a Ten-Percent Shareholder, the Exercise Price must be at least 110% of Fair Market Value).

Vesting Start Date:

Type of Option:

Vesting Schedule:	Your Option vests over a -year period

Payment Forms:	By cash, cash equivalents and, if the Company’s Shares become publicly traded, by “cashless” exercise, as described in the Stock Option Agreement.

By signing this cover sheet, you agree that (a) you have carefully read, fully understand and agree to all of the terms and conditions described in the attached option agreement, Plan document and “Notice of Exercise and Common Stock Purchase Agreement” (the “Exercise Notice”); (b) you hereby make the purchaser’s investment representations contained in the Exercise Notice with respect to the grant of this Option; (c) you understand and agree that this Agreement, including its attachments, constitute the entire understanding between you and the Company regarding this Option, and that any prior agreements, commitments or negotiations concerning this Option are replaced and superseded; and (d) you have been given an opportunity to consult legal counsel with respect to all matters relating to this Option prior to signing this cover sheet and that you have either consulted such counsel or voluntarily declined to consult such counsel.

GENOMIC HEALTH, INC.

By:

Its:

GENOMIC HEALTH, INC.

2001 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

SECTION 1. KIND OF OPTION.

This Option is intended to be either an incentive stock option intended to meet the requirements of section 422 of the Internal Revenue Code (an “ISO”) or a non-statutory option (an “NSO”), which is not intended to meet the requirements of an ISO, as indicated on the cover sheet.

SECTION 2. VESTING.

Your Option vests over a ___-year period. After you complete twelve months of continuous Service after _____, ____of the Shares covered by your Option will be vested and an additional _____ of the Shares will be vested for each full month of Service that you complete thereafter. After your Service terminates for any reason, vesting of your Option immediately stops and your Option expires immediately as to the number of Shares that are not vested as of your Service termination date.

SECTION 3. TERM.

Your Option will expire in any event at the close of business at Company headquarters on _________. Your Option will expire within five (5) years of the Date of Grant if you are a 10% owner of the Company. Also, your Option will expire earlier if your Service terminates, as described below.

SECTION 4. REGULAR TERMINATION.

If your Service terminates for any reason except death or Disability, your Option will expire at the close of business at Company headquarters on the date three months after your termination of Service. During that three-month period, you may exercise the portion of your Option that was vested on your termination date.

SECTION 5. DEATH.

If you die while in Service with the Company, your Option will expire at the close of business at Company headquarters on the date twelve months after the date of your death. During that twelve-month period, your estate, legatees or heirs may exercise that portion of your Option that was vested on the date of your death.

SECTION 6. DISABILITY.

     6.1 If your Service terminates because of a Disability, your Option will expire at the close of business at Company headquarters on the date six months after your termination date. During that six-month period, you may exercise that portion of your Option that was vested on the date of your Disability. “Disability” means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

     6.2 If your Option is an ISO and your Disability is not expected to result in death or to last for a continuous period of at least 12 months, your Option will be eligible for ISO tax treatment only if it is exercised within three months following the termination of your Service as an Employee.

SECTION 7. EXERCISING YOUR OPTION.

To exercise your Option, you must execute the Notice of Exercise and Common Stock Purchase Agreement, attached as Exhibit A. You must submit this form, together with full payment, to the Company. Your exercise will be effective when it is received by the Company. If someone else wants to exercise your Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

SECTION 8. PAYMENT FORMS.

When you exercise your Option, you must include payment of the Exercise Price for the Shares you are purchasing in one of the payment forms indicated in the cover sheet. When the Company’s Shares are publicly traded, payment may be made by a so-called “cashless exercise.” In a cashless exercise, you can pay the Exercise Price in full or in part by directing a broker to sell your Option Shares and to deliver all or part of the sale proceeds to the Company in payment of the Exercise Price and any withholding taxes and to deliver the balance to you. The Company will provide the forms necessary to make a cashless exercise.

SECTION 9. WITHHOLDING.

If your Option is an NSO you will not be allowed to exercise this Option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or the sale of Shares acquired upon exercise of this Option.

SECTION 10. RIGHT OF FIRST REFUSAL.

     10.1 In the event that you propose to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, the Company shall have the “Right of First Refusal” with respect to all (and not less than all) of such Shares. If you desire to transfer Shares acquired under this Agreement, you must give a written “Transfer Notice” to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee. The Transfer Notice shall be signed both by you and by the proposed transferee and must constitute a binding commitment of both parties to the transfer of the Shares.

     The Company and its assignees shall have the right to purchase all or any portion of the Shares on the terms described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a Notice of Exercise of the Right of First

Refusal within 30 days after the date when the Transfer Notice was received by the Company. The Company’s rights under this Subsection shall be freely assignable, in whole or in part.

     If the Company or its assignees fail to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, you may, not later than 60 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, you and the Company (or its assignees) shall consummate the sale of the Shares on the terms set forth in the Transfer Notice.

     The Company’s Right of First Refusal shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the Shares. The Company’s Right of First Refusal shall terminate upon the consummation of the initial public offering of the Company’s Common Stock.

SECTION 11. RESALE RESTRICTIONS/MARKET STAND-OFF.

In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, you shall not, directly or indirectly, engage in any transaction prohibited by the underwriter, nor shall you sell, make any short sale of, contract to sell, transfer the economic risk of ownership in, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any Common Stock without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or such underwriters. Such period of time shall not exceed one hundred eighty (180) days and may be required by the underwriter as a market condition of the offering. By signing this Agreement you agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. To enforce the provisions of this Section, the Company may impose stop-transfer instructions with respect to the Common Stock until the end of the applicable stand-off period.

SECTION 12. TRANSFER OF OPTION.

Prior to your death, only you may exercise this Option. You cannot transfer or assign this Option. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a Notice of Exercise from your spouse or former spouse, nor is the Company obligated to recognize such individual’s interest in your Option in any other way.

SECTION 13. RETENTION RIGHTS.

This Agreement does not give you the right to be retained by the Company in any capacity. The Company reserves the right to terminate your Service at any time and for any reason.

SECTION 14. STOCKHOLDER RIGHTS.

Neither you nor your estate or heirs have any rights as a stockholder of the Company until a certificate for the Shares acquired upon exercise of this Option has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

SECTION 15. ADJUSTMENTS.

In the event of a stock split, a stock dividend or a similar change in the Company’s Stock, the number of Shares covered by this Option and the Exercise Price per share may be adjusted pursuant to the Plan. Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

SECTION 16. LEGENDS.

All certificates representing the Shares issued upon exercise of this Option shall, where applicable, have endorsed thereon the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER HEREOF. SUCH AGREEMENT PROVIDES FOR CERTAIN TRANSFER RESTRICTIONS, INCLUDING RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SECURITIES IN FAVOR OF THE COMPANY. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

If the Option is an ISO, then the following legend should be included:

THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED UPON EXERCISE OF AN INCENTIVE STOCK OPTION, AND THE COMPANY MUST BE NOTIFIED IF THE SHARES SHALL BE TRANSFERRED BEFORE THE LATER OF THE TWO-YEAR ANNIVERSARY OF THE DATE OF GRANT OF THE OPTION OR THE ONE-YEAR ANNIVERSARY OF THE DATE ON WHICH THE OPTION WAS EXERCISED. THE REGISTERED HOLDER MAY RECOGNIZE ORDINARY INCOME IF THE SHARES ARE TRANSFERRED BEFORE SUCH DATE.

SECTION 17. APPLICABLE LAW AND TAXES DISCLAIMER.

This Agreement will be interpreted and enforced under the laws of the State of California (without regard to their choice of law provisions). You agree that you are responsible for consulting your own tax advisor as to the tax consequences associated with your Option. The tax rules governing options are complex, change frequently and depend on the individual taxpayer’s situation. Although the Company will make available to you general tax information about stock options, you agree that the Company shall not be held liable or responsible for making such information available to you and any tax or financial consequences that you may incur in connection with your Option.

SECTION 18. THE PLAN AND OTHER AGREEMENTS.

The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan. This Agreement, including its attachments, and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.

EXHIBIT A

Genomic Health, Inc. 2001 Stock Incentive Plan
Notice of Exercise and Common Stock Purchase Agreement

THIS AGREEMENT is dated as of _________, ______, between Genomic Health, Inc. (the “Company”), and     (“Purchaser”).

W I T N E S S E T H:

WHEREAS, the Company and Purchaser are parties to a stock option agreement dated as of _________, ______(the “Option Agreement”) under which the Purchaser has the right to purchase up to ______ shares of the Company’s common stock (the “Option Shares”); and

WHEREAS, the Option is exercisable with respect to certain of the Option Shares as of the date hereof; and

WHEREAS, pursuant to the Option Agreement, Purchaser desires to purchase shares of the Company as herein described, on the terms and conditions set forth in this Agreement, the Option Agreement and the Genomic Health, Inc. 2001 Stock Incentive Plan (the “Plan”). Certain capitalized terms used in this Agreement are defined in the Plan.

NOW, THEREFORE, it is agreed between the parties as follows:

PURCHASE OF SHARES.

     18.1 Pursuant to the terms of the Option Agreement, Purchaser hereby agrees to purchase from the Company and the Company agrees to sell and issue to Purchaser _________shares of the Company’s common stock (the “Common Stock”) for the Exercise Price per share specified in the Option Agreement payable by personal check, cashier’s check, money order or any other form specified on the cover sheet of the Option Agreement. Payment shall be delivered at the Closing, as such term is defined below.

     The closing under (the “Closing”) this Agreement will occur at the offices of the Company as of the date hereof, or such other time and place as may be designated by the Company (the “Closing Date”).

SECTION 19. THE COMPANY’S RIGHT OF FIRST REFUSAL.

Before any shares of Common Stock registered in the name of Purchaser may be sold or transferred, such shares shall first be offered to the Company as follows:

     19.1 Purchaser shall promptly deliver a notice (“Notice”) to the Company stating (i) Purchaser’s bona fide intention to sell or transfer such shares, (ii) the number of such shares to be sold or transferred, and the basic terms and conditions of such sale or transfer, (iii) the price for which Purchaser proposes to sell or transfer such shares, (iv) the name of the proposed purchaser or transferee, and (v) proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal or state securities laws. The Notice shall be signed by both Purchaser and the proposed purchaser or transferee and must constitute a binding commitment subject to the Company’s right of first offer as set forth herein.

     Within 30 days after receipt of the Notice, the Company may elect to purchase all or none of the shares to which the Notice refers, at the price per share specified in the Notice. If the Company elects not to purchase all such shares, the Company may assign its right to purchase all such shares. The assignees may elect within 30 days after receipt by the Company of the Notice to purchase all or none of the shares to which the Notice refers, at the price per share specified in the Notice. An election to purchase shall be made by written notice to Purchaser. Payment for shares purchased pursuant to this Section 2 shall be made within 30 days after receipt of the Notice by the Company and, at the option of the Company, may be made by cancellation of all or a portion of outstanding indebtedness, if any, or in cash or both.

     19.2 If all of the shares to which the Notice refers are not elected to be purchased, as provided in subparagraph 2(b), Purchaser may sell all of the shares to any person named in the Notice at the price specified in the Notice, provided that such sale or transfer is consummated within three months of the date of said Notice to the Company, and provided, further, that any such sale is made in compliance with applicable federal and state securities laws and not in violation of any other contractual restrictions to which Purchaser is bound. The third-party purchaser shall acquire the shares of stock free and clear of the Company’s right of first offer.

     19.3 Any proposed transfer on terms and conditions different from those set forth in the Notice, as well as any subsequent proposed transfer shall again be subject to the Company’s right of first offer and shall require compliance with the procedures described in this Section 2.

     19.4 Purchaser agrees to cooperate affirmatively with the Company, to the extent reasonably requested by the Company, to enforce rights and obligations pursuant to this Agreement.

     19.5 Notwithstanding the above, neither the Company nor any assignee of the Company under this Section 2 shall have any right under this Section 2 at any time subsequent to the closing of a public offering of the common stock of the Company pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”).

     19.6 This Section 2 shall not apply to a transfer by will or intestate succession, provided that the transferee shall execute a copy of the attached Exhibit B and file the same with the Secretary of the Company.

SECTION 20. PURCHASER’S RIGHTS AFTER EXERCISE OF RIGHT OF FIRST REFUSAL.

If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Common Stock to be repurchased in accordance with the provisions of Section 2 of this Agreement, then from and after such time the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

SECTION 21. TRANSFER BY PURCHASER TO CERTAIN TRUSTS.

Purchaser shall have the right to transfer all or any portion of Purchaser’s interest in the shares issued under this Agreement which have been delivered to Purchaser to a trust established by Purchaser for the benefit of Purchaser, Purchaser’s spouse or Purchaser’s children, without being subject to the provisions of Section 2 hereof, provided that the trustee on behalf of the trust shall agree in writing to be bound by the terms and conditions of this Agreement. The transferee shall execute a copy of Exhibit B and file the same with the Secretary of the Company.

SECTION 22. LEGEND OF SHARES.

All certificates representing the Common Stock purchased under this Agreement shall, where applicable, have endorsed thereon the following legends and any other legends required by applicable securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER HEREOF. SUCH AGREEMENT PROVIDES FOR CERTAIN TRANSFER RESTRICTIONS, INCLUDING RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SECURITIES. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

For an Incentive Stock Option:

THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED UPON EXERCISE OF AN INCENTIVE STOCK OPTION, AND THE COMPANY MUST BE NOTIFIED IF THE SHARES SHALL BE TRANSFERRED BEFORE THE LATER OF THE TWO-YEAR ANNIVERSARY OF THE DATE OF GRANT OF THE OPTION OR THE ONE-YEAR ANNIVERSARY OF THE DATE ON WHICH THE OPTION WAS EXERCISED. THE REGISTERED HOLDER MAY RECOGNIZE ORDINARY INCOME IF THE SHARES ARE TRANSFERRED BEFORE SUCH DATE.

SECTION 23. PURCHASER’S INVESTMENT REPRESENTATIONS.

     23.1 This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Company, which by Purchaser’s acceptance hereof Purchaser confirms, that the Common Stock which Purchaser will receive will be acquired with Purchaser’s own funds for investment for an indefinite period for Purchaser’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting participation in, or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of Purchaser’s property shall at all times be within Purchaser’s control. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, understanding or agreement with any person to sell, transfer, or grant participation, to such person or to any third person, with respect to any of the Common Stock.

     23.2 Purchaser understands that the Common Stock will not be registered or qualified under federal or state securities laws on the ground that the sale provided for in this Agreement is exempt from registration or qualification under federal or state securities laws and that the Company’s reliance on such exemption is predicated on Purchaser’s representations set forth herein.

     Purchaser agrees that in no event will Purchaser make a disposition of any of the Common Stock (including a disposition under Section 4 of this Agreement), unless and until (i) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (ii) Purchaser shall have furnished the Company with an opinion of counsel satisfactory to the Company to the effect that (A) such disposition will not require registration or qualification of such Common Stock under federal or state securities laws or (B) appropriate action necessary for compliance with the federal or state securities laws has been taken or (iii) the Company shall have waived, expressly and in writing, its rights under clauses (i) and (ii) of this section.

     With respect to a transaction occurring prior to such date as the Plan and Common Stock thereunder are covered by a valid Form S-8 or similar federal registration statement, this subsection shall apply unless the transaction is covered by the exemption in California Corporations Code § 25102(o) or a similar broad based exemption. In connection with the investment representations made herein, Purchaser represents that Purchaser is able to fend for himself or herself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser’s investment, has the ability to bear the economic risks of Purchaser’s investment and has been furnished with and has had access to such information as would be made available in the form of a registration statement together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions answered by the Company.

     Purchaser understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or if a registration statement covering the Common Stock (or a filing pursuant to the exemption from registration under Regulation A of the Securities Act of 1933) under the Securities Act of 1933 is not in effect when Purchaser desires to sell the Common Stock, Purchaser may be required to hold the Common Stock for an indeterminate period. Purchaser also acknowledges that Purchaser understands that any sale of the Common Stock which might be made by Purchaser in reliance upon Rule 144 under the Securities Act of 1933 may be made only in limited amounts in accordance with the terms and conditions of that Rule.

SECTION 24. NO DUTY TO TRANSFER IN VIOLATION UNDER THIS AGREEMENT.

The Company shall not be required (a) to transfer on its books any shares of Common Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

SECTION 25. RIGHTS OF PURCHASER.

Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Common Stock.

SECTION 26. RESALE RESTRICTIONS/MARKET STAND-OFF.

Purchaser hereby agrees that in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, to the extent requested by the Company and an underwriter of common stock or other securities of the Company, purchaser shall not, directly or indirectly, engage in any transaction prohibited by the underwriter, or sell, make any short sale of, contract to sell, transfer the economic risk of ownership in, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any Common Stock without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or such underwriters. Such period of time shall not exceed one hundred eighty (180) days and may be required by the underwriter as a market condition of the offering. Purchaser hereby agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. To enforce the provisions of this Section, the Company may impose stop-transfer instructions with respect to the Common Stock until the end of the applicable stand-off period.

SECTION 27. OTHER NECESSARY ACTIONS.

The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

SECTION 28. NOTICE.

Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following deposit in the United States Post Office with postage and fees prepaid, addressed to the other party hereto at the address last known or at such other address as such party may designate by 10 days’ advance written notice to the other party hereto.

SECTION 29. SUCCESSORS AND ASSIGNS.

This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser and Purchaser’s heirs, executors, administrators, successors and assigns. The failure of the Company in any instance to exercise the rights of first refusal described herein shall not constitute a waiver of any other right of first refusal that may subsequently arise under the provisions of this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of a like or different nature.

SECTION 30. APPLICABLE LAW.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such state.

SECTION 31. NO STATE QUALIFICATION.

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

SECTION 32. NO ORAL MODIFICATION.

No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

SECTION 33. ENTIRE AGREEMENT.

This Agreement and the Option Agreement constitute the entire complete and final agreement between the parties hereto with regard to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

GENOMIC HEALTH, INC.	(PURCHASER)

By

Signature

Its

EXHIBIT B

Acknowledgment of and Agreement to be Bound
By the Notice of Exercise and Common Stock Purchase
Agreement of Genomic Health

The undersigned, as transferee of shares of Genomic Health, Inc., hereby acknowledges that he or she has read and reviewed the terms of the Notice of Exercise and Common Stock Purchase Agreement of Genomic Health, Inc. and hereby agrees to be bound by the terms and conditions thereof, as if the undersigned had executed said Agreement as an original party thereto.

Dated:                                         ,                     .

Signature of Transferee

Printed Name of Transferee

B-1

No Early Exercise

EXHIBIT C

FEDERAL TAX INFORMATION

(Current as of June 2000)

The following memorandum briefly summarizes current federal income tax law. The discussion is intended to be used solely for general information purposes and does not make specific representations to any participant. A taxpayer’s particular situation may be such that some variation of the basic rules is applicable to him or her. In addition, the federal income tax laws and regulations are revised frequently and may change again in the future. Each participant is urged to consult a tax adviser, both with respect to federal income tax consequences as well as any foreign, state or local tax consequences, before exercising any option or before disposing of any shares of stock acquired under the Plan.

Initial Grant of Options

The grant of an option, whether a nonqualified or nonstatutory stock option (“NSO”) or an incentive stock option (“ISO”), is not a taxable event for the optionee, and the Company obtains no deduction for the grant of the option.

Nonqualified or Nonstatutory Stock Options

The exercise of an NSO is a taxable event to the optionee. The amount by which the fair market value of the shares on the date of exercise exceeds the exercise price will be taxed to the optionee as ordinary income. The Company will be entitled to a deduction in the same amount, provided it makes all required withholdings on the difference between the fair market value and the exercise price, as though this amount had been paid as compensation. In general, the optionee’s tax basis in the shares acquired by exercising an NSO is equal to the fair market value of such shares on the date of exercise. Upon a subsequent sale of any such shares in a taxable transaction, the optionee will realize capital gain or loss (long-term or short-term, depending on whether the shares were held for the required holding period before the sale) in an amount equal to the difference between his or her basis in the shares and the sale price.

The capital gains holding periods are complex. If shares are held for at least one year, the maximum tax rate on the gain is generally 20%. Furthermore, if an option is granted after December 31, 2000, and the underlying stock is then held for at least five years after exercise, the maximum capital gain rate is 18%. Because the rules are complex and can vary in individual circumstances, each participant should consider consulting his or her own tax advisor.

If an optionee exercises an NSO and pays the exercise price with previously acquired shares of stock, special rules apply. The transaction is treated as a tax-free exchange of the old shares for the same number of new shares, except as described below with respect to shares acquired pursuant to ISOs. The optionee’s basis in the new shares is the same as his or her basis in the old shares, and the capital gain holding period runs without interruption from the date when the old shares were acquired. The value of any new shares received by the optionee in excess of the number of old shares surrendered plus any cash the optionee pays for the new shares will be taxed as ordinary income. The optionee’s basis in the additional shares is equal to the fair market value of such shares on the date the shares were transferred, and the capital gain holding period commences on the same date. The effect of these rules is to defer recognition of any gain in the old shares when those shares are used to buy new shares. Stated differently, these rules allow an optionee to finance the exercise of an NSO by using shares of stock that he or she already owns, without paying current tax on any unrealized appreciation in those old shares.

Incentive Stock Options

The holder of an ISO will not be subject to federal income tax upon the exercise of the ISO, and the Company will not be entitled to a tax deduction by reason of such exercise, provided that the holder is employed by the Company on the exercise date (or the holder’s employment terminated within the three months preceding the exercise date). Exceptions to this exercise timing requirement apply in the event the optionee dies or becomes disabled. A subsequent sale of the shares received upon the exercise of an ISO will result in the realization of long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price for such shares, provided that the sale occurs more than one year after the exercise of the ISO and more than two years after the grant of the ISO. In general, if a sale or disposition of the shares occurs prior to satisfaction of the foregoing holding periods (referred to as a “disqualifying disposition”), the optionee will recognize ordinary income. In this event, the Company will be entitled to a corresponding deduction equal to the lesser of (i) the excess of the fair market value of the shares on the date of transfer over the exercise price, or (ii) the excess of the amount realized on the disposition over the exercise price for such shares.

Favorable tax treatment is accorded to an optionee only to the extent that the value of the shares (determined at the time of grant) covered by an ISO first exercisable in any single calendar year does not exceed $100,000. If ISOs for shares whose aggregate value exceeds $100,000 become exercisable in the same calendar year, the excess will be treated as NSOs.

A special Rule applies if an optionee pays all or part of the exercise price of an ISO by surrendering shares of stock that he or she previously acquired by exercising any other ISO. If the optionee has not held the old shares for the full duration of the applicable holding periods, then the surrender of such shares to fund the exercise of the new ISO will be treated as a disqualifying disposition of the old shares. As described above, the result of a disqualifying disposition is the loss of favorable tax treatment with respect to the acquisition of the old shares pursuant to the previously exercised ISO.

Where the applicable holding period requirements have been met, the use of previously acquired shares of stock to pay all or a portion of the exercise price of an ISO may offer significant tax advantages. In particular, a deferral of the recognition of any appreciation in the surrendered shares is available in the same manner as discussed above with respect to NSOs.

Alternative Minimum Tax

Alternative minimum tax is paid when such tax exceeds a taxpayer’s regular federal income tax. Alternative minimum tax is calculated based on alternative minimum taxable income, which is taxable income for federal income tax purposes, modified by certain adjustments and increased by tax preference items.

The “spread” under an ISO—that is, the difference between (a) the fair market value of the shares of stock at exercise and (b) the exercise price—is classified as alternative minimum taxable income for the year of exercise. Alternative minimum taxable income may be subject to the alternative minimum tax. However, a disqualifying disposition of the shares of stock subject to the ISO during the same year in which the ISO was exercised will generally negate the alternative minimum taxable income generated upon exercise of the ISO.

In general, when a taxpayer sells stock acquired through the exercise of an ISO, only the difference between the fair market value of the shares on the date of exercise and the date of sale is used in computing any alternative minimum tax for the year of the sale. The portion of a taxpayer’s alternative minimum tax attributable to certain items of tax preference (including the spread upon the exercise of an ISO) can be credited against the taxpayer’s regular liability in later years to the extent that liability exceeds the alternative minimum tax.

Withholding Taxes

Exercise of an NSO produces taxable income which is subject to withholding. The Company will not deliver shares to the optionee unless the optionee has agreed to satisfactory arrangements for meeting all applicable federal, state and local withholding tax requirements.

Early Exercise

       If an optionee is permitted to exercise an option before the optionee’s rights in the shares subject to the option are vested, the tax aspects of such an “early exercise” will be as follows:

Incentive Stock Options

When an ISO is exercised, the spread is a “preference” item in the year of exercise, which is taken into account in computing an optionee’s alternative minimum tax. One technique which might enable an optionee to avoid the inclusion of the spread in the alternative minimum tax calculation is to exercise the option at grant, pay the exercise price and make an election under Section 83(b) of the Code within thirty (30) days after the date of exercise. The exercise of the option also begins the various holding requirements for long-term capital gain treatment and the one-year holding requirement that applies after the exercise of an ISO.

Nonstatutory Stock Options

If the option is not an ISO but instead is an NSO, exercise prior to vesting will accomplish two things: (1) it will start the capital gains holding period running, and (2) it will prevent the optionee from being taxed (at ordinary income tax rates) upon vesting, if, at that time, the fair market value of the stock has increased from the date of grant. Of course, when the shares are sold, the gain will be taxed according to how long the shares have been held.

Payment for Shares

Whether the option is an ISO or an NSO, to exercise the option, the purchase price must be paid. If service with the Company terminates before the shares are vested, the Company may repurchase the shares at the original purchase price.

C-4